Exhibit (h)(14)

NEUBERGER BERMAN EQUITY FUNDS

Neuberger berman DIVIDEND GROWTH fund

Neuberger Berman Emerging markets equity Fund

NEUBERGER BERMAN EQUITY INCOME FUND

NEUBERGER BERMAN focus FUND

NEUBERGER BERMAN genesis Fund

NEUBERGER BERMAN international equity Fund

NEUBERGER BERMAN international SELECT Fund

NEUBERGER BERMAN INTERNATIONAL SMALL CAP FUND

NEUBERGER BERMAN INTRINSIC VALUE FUND

NEUBERGER BERMAN LARGE CAP GROWTH Fund

NEUBERGER BERMAN LARGE CAP VALUE Fund

NEUBERGER BERMAN Mid cap growth Fund

NEUBERGER BERMAN MID CAP INTRINSIC VALUE Fund

Neuberger berman Multi-cap opportunities fund

NEUBERGER BERMAN real estate Fund

neuberger berman small cap growth FUND

NEUBERGER BERMAN sustainable Equity FUND

NeuBERGER bERMAN u.s. eQUITY IMPACT FUND

1290 Avenue of the Americas

New York, New York 10104

December 15, 2023

Neuberger Berman Investment Advisers LLC

1290 Avenue of the Americas

New York, New York 10104

Dear Ladies and Gentlemen:

Neuberger Berman Dividend Growth Fund, Neuberger Berman Emerging Markets Equity Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman International Equity Fund, Neuberger Berman International Select Fund, Neuberger Berman International Small Cap Fund, Neuberger Berman Intrinsic Value Fund, Neuberger Berman Large Cap Growth Fund, Neuberger Berman Large Cap Value Fund, Neuberger Berman Mid Cap Growth Fund, Neuberger Berman Mid Cap Intrinsic Value Fund, Neuberger Berman Multi-Cap Opportunities Fund, Neuberger Berman Real Estate Fund, Neuberger Berman Small Cap Growth Fund, Neuberger Berman Sustainable Equity Fund, and Neuberger Berman U.S. Equity Impact Fund (each, a “Fund”) are series of Neuberger Berman Equity Funds, a Delaware statutory trust (“Trust”).

You hereby agree, from December 18, 2023 until each date noted on Schedule A (each a “Limitation Period”), to waive fees and/or reimburse annual operating expenses (excluding interest, brokerage commissions, taxes including any expenses relating to tax reclaims, acquired fund fees and expenses, dividend and interest expenses relating to short sales, and extraordinary expenses, if any) (“Operating Expenses”) of each Fund’s respective Classes noted on Schedule A (each a “Class”) so that the Operating Expenses of each Fund’s respective Classes are limited to the respective rate per annum, as noted on Schedule A, of that Class’s average daily net assets (each an “Expense Limitation”). Commitment fees relating to borrowings are treated as interest for purposes of this section.

Each Fund agrees to repay you out of assets attributable to its respective Class noted on Schedule A for any fees waived by you under an Expense Limitation or any Operating Expenses you reimburse in excess of an Expense Limitation, provided that the repayment does not cause that Class’ Operating Expenses to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays you, whichever is lower. Any such repayment must be made within three years after the year in which you incurred the expense.

You understand that you shall look only to the assets attributable to the respective Class of the applicable Fund for performance of this Agreement and for payment of any claim you may have hereunder, and neither any other series of the Trust or class of the applicable Fund, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

This Agreement is made and to be performed principally in the State of New York, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York. Any amendment to this Agreement shall be in writing signed by the parties hereto, and requires approval of the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as that term is defined in the Investment Company Act of 1940. This Agreement supersedes any prior agreement with respect to the subject matter hereof as of December 18, 2023.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

NEUBERGER BERMAN EQUITY FUNDS,

on behalf of

Neuberger berman DIVIDEND Growth fund

Neuberger Berman Emerging markets equity Fund

NEUBERGER BERMAN EQUITY INCOME FUND

NEUBERGER BERMAN focus FUND

NEUBERGER BERMAN genesis Fund

NEUBERGER BERMAN international equity Fund

NEUBERGER BERMAN international sELECT Fund

NEUBERGER BERMAN INTERNATIONAL SMALL CAP FUND

NEUBERGER BERMAN INTRINSIC VALUE FUND

NEUBERGER BERMAN lARGE CAP GROWTH Fund

NEUBERGER BERMAN lARGE CAP VALUE Fund

NEUBERGER BERMAN Mid cap growth Fund

NEUBERGER BERMAN MID CAP INTRINSIC VALUE Fund

Neuberger berman multi-cap opportunities fund

NEUBERGER BERMAN real estate Fund

neuberger berman small cap growth FUND

NEUBERGER BERMAN sustainable Equity FUND

NEUBERGER BERMAN U.S. EQUITY IMPACT FUND

By:	/s/ Joseph V. Amato

Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted as of December 15, 2023.

NEUBERGER BERMAN INVESTMENT ADVISERS LLC

By:	/s/ Joseph V. Amato

Title:	President and Chief Investment Officer -- Equities

SCHEDULE A

Fund	Class	Limitation Period	Expense Limitation
Dividend Growth	Institutional	08/31/2027	0.69%
	A	08/31/2027	1.05%
	C	08/31/2027	1.80%
	R6	08/31/2027	0.59%

Emerging Markets Equity	A	08/31/2027	1.50%
	C	08/31/2027	2.25%
	Institutional	08/31/2027	1.25%
	R3	08/31/2027	1.91%
	R6	08/31/2027	1.15%

Equity Income	A	08/31/2027	1.16%
	C	08/31/2027	1.91%
	Institutional	08/31/2027	0.80%
	R3	08/31/2027	1.41%

Focus	Trust	08/31/2027	1.50%
	Advisor	08/31/2027	1.50%
	Institutional	08/31/2027	0.75%
	A	08/31/2027	1.11%
	C	08/31/2027	1.86%

Genesis	Trust	08/31/2027	1.50%
	Advisor	08/31/2027	1.50%
	Institutional	08/31/2027	0.85%
	A	08/31/2027	1.21%
	C	08/31/2027	1.96%
	R6	08/31/2027	0.75%
	R3	08/31/2027	1.51%

International Equity	Institutional	08/31/2027	0.85%
	Investor	08/31/2027	1.40%
	Trust	08/31/2027	2.00%
	A	08/31/2027	1.21%
	C	08/31/2027	1.96%
	R6	08/31/2027	0.75%
	R3	08/31/2027	1.76%

International Select	Trust	08/31/2027	1.15%
	Institutional	08/31/2027	0.80%
	A	08/31/2027	1.16%
	C	08/31/2027	1.91%
	R3	08/31/2027	1.41%
	R6	08/31/2027	0.70%

International Small Cap	Institutional	08/31/2027	1.05%
	A	08/31/2027	1.41%
	C	08/31/2027	2.16%
	R6	08/31/2027	0.95%

Sch. A-1

Fund	Class	Limitation Period	Expense Limitation
Intrinsic Value	Institutional	08/31/2027	1.00%
	A	08/31/2027	1.36%
	C	08/31/2027	2.11%
	R6	08/31/2027	0.90%

Large Cap Growth	Trust	08/31/2027	1.50%
	Advisor	08/31/2027	1.50%
	Institutional	08/31/2027	0.75%
	A	08/31/2027	1.11%
	C	08/31/2027	1.86%
	R3	08/31/2027	1.36%
	R6	12/31/2024	0.57%
	R6	01/01/2025-08/31/2027	0.65%

Large Cap Value	Trust	08/31/2027	1.50%
	Advisor	08/31/2027	1.50%
	Institutional	08/31/2027	0.70%
	A	08/31/2027	1.11%
	C	08/31/2027	1.86%
	R3	08/31/2027	1.36%
	R6	08/31/2027	0.60%

Mid Cap Growth	Trust	08/31/2027	1.50%
	Advisor	08/31/2027	1.50%
	Institutional	08/31/2027	0.75%
	A	08/31/2027	1.11%
	C	08/31/2027	1.86%
	R3	08/31/2027	1.36%
	R6	08/31/2027	0.65%

Mid Cap Intrinsic Value	Investor	08/31/2027	1.50%
	Trust	08/31/2027	1.25%
	Institutional	08/31/2027	0.85%
	A	08/31/2027	1.21%
	C	08/31/2027	1.96%
	R3	08/31/2027	1.46%
	R6	08/31/2027	0.75%

Multi-Cap Opportunities	Institutional	08/31/2027	1.00%
	A	08/31/2027	1.36%
	C	08/31/2027	2.11%

Real Estate	Trust	08/31/2027	1.50%
	Institutional	08/31/2027	0.85%
	A	08/31/2027	1.21%
	C	08/31/2027	1.96%
	R3	08/31/2027	1.46%
	R6	08/31/2027	0.75%

Sch. A-2

Fund	Class	Limitation Period	Expense Limitation
Small Cap Growth	Investor	08/31/2027	1.30%
	Trust	08/31/2027	1.40%
	Advisor	08/31/2027	1.60%
	Institutional	08/31/2027	0.90%
	A	08/31/2027	1.26%
	C	08/31/2027	2.01%
	R3	08/31/2027	1.51%
	R6	08/31/2027	0.80%

Sustainable Equity	Trust	08/31/2027	1.50%
	Institutional	08/31/2027	0.75%
	A	08/31/2027	1.11%
	C	08/31/2027	1.86%
	R3	08/31/2027	1.36%
	R6	08/31/2027	0.65%

U.S. Equity Impact	A	08/31/2027	1.26%
	C	08/31/2027	2.01%
	Institutional	08/31/2027	0.90%

Sch. A-3